Exhibit 10.6.3

NOTICE OF OFFERING

November 4, 2005

To:	Fortress Credit Corp.,

as Administrative Agent and Initial Lender

1251 Avenue of the Americas, 16th Floor

New York, NY 10020

Attention: Dean Dakolias

Telecopy: (212) 202-3685

Goldman Sachs Credit Partners L.P.

85 Broad Street

New York, NY 10004

Attention:

Telecopy:

Great American Insurance Company

c/o American Money Management Corporation

One East Fourth Street

Cincinnati, OH 45202

Attention: David Meyer

Telecopy: (513) 579-2910

Great American Life Insurance Company

c/o American Money Management Corporation

One East Fourth Street

Cincinnati, OH 45202

Attention: David Meyer

Telecopy: (513) 579-2910

Reference is hereby made to (i) the Note Agreement, dated as of March 11, 2005 (as amended, supplemented or otherwise modified from time to time, the “Note Agreement”), among NewStar Financial, Inc., a Delaware corporation (the “Company”), Fortress Credit Corp. (“Fortress”), as Initial Purchaser and Administrative Agent, and the other Purchasers party thereto and (ii) that certain letter agreement, dated as of November 4, 2005, between the Company and Fortress, modifying certain terms and conditions of the Note Agreement. Capitalized terms used herein, but not defined herein, have the meanings given to such terms in the Note Agreement.

The Company hereby gives notice to Fortress, Goldman Sachs Credit Partners L.P. (“GS”), Great American Insurance Company (“GAIC”), Great American Life Insurance Company (“GALIC” and together with Fortress, GS and GAIC, collectively, the “New Purchasers”) and the Administrative Agent under Section 2.0l(b) of the Note Agreement of the Company’s request that each New Purchaser commit to purchase Offered Notes in an aggregate face amount of up to the amount specified below opposite each such New Purchaser’s name in one or more purchases in accordance with the terms of the Note Agreement:

New Purchaser	Aggregate Face Amount of Offered Notes	Aggregate Purchase Price
Fortress Credit Corp.	$20,000,000	$20,000,000
Goldman Sachs Credit Partners L.P.	$10,000,000	$10,000,000
Great American Insurance Company	$8,000,000	$8,000,000
Great American Life Insurance Company	$12,000,000	$12,000,000
Total:	$50,000,000	$50,000,000

This Notice of Offering does not constitute a Notice of Sale.

The terms and conditions of the Offered Notes are the same as those of the Notes issued to the Initial Purchaser on the Closing Date, except for the following economic differences:

(a) the purchase price of the Offered Notes shall equal 100% of the face value of the Offered Notes.

(b) the Applicable Margin applicable to the Offered Notes shall be 5.75%; provided that, in the event the Company Incurs any Senior Secured Debt after the date hereof (including the sale of any Notes) and, after giving effect to such Incurrence, the Total Leverage Ratio exceeds 6.00:1.00, the Applicable Margin on the Offered Notes shall increase to 6.75% for the period from the date of such Incurrence until such subsequent date, if any, on which the Total Leverage Ratio is equal to or less than 6.00:1.00.

This Notice of Offering is a Note Document. The Company hereby certifies that the representations and warranties of the Company contained in Article V of the Note Agreement are true and correct in all material respects on and as of each Commitment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Notice of Offering, the representations and warranties contained in Section 5.05(a) of the Note Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Note Agreement.

By executing a copy of this Notice of Offering, you hereby agree that your Commitment will be effective on and as of the date specified on your signature page (each, a “Commitment Effective Date”) and from and after the applicable Commitment Effective Date, you agree (a) that you will be a Purchaser for all purposes of the Note Agreement and (b) that you will comply with the terms and conditions of the Note Agreement applicable to the Purchasers and to perform in accordance with their terms all of the obligations that, by the terms of the Note Agreement, are required to be performed by you as a Purchaser.

From and after the applicable Commitment Effective Date, the Company agrees to pay to the Administrative Agent, for the account of each Purchaser, a non-refundable unused commitment fee (the “New Commitments Unused Commitment Fee”) in an amount equal to  1/2 of 1% per annum of the actual daily amount by which each New Purchaser’s Commitment exceeds the aggregate face amount of all Notes purchased by such New Purchaser during the applicable

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Availability Period for so long as such New Purchaser’s Commitment is still outstanding, which New Commitments Unused Commitment Fee shall be payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day to occur following the applicable Commitment Effective Date and (y) on the last day of the applicable Availability Period (or, if earlier, the date on which such New Purchaser shall have purchased Notes, on the terms and conditions applicable to such New Purchaser’s Commitment, having an aggregate principal amount equal to the entire amount of such New Purchaser’s Commitment). The New Commitments Unused Commitment Fee shall be computed on an Actual/360 Basis. The New Commitments Unused Commitment Fee shall be fully earned and non-refundable when paid and shall be in addition to any fees referred to in the Note Agreement. The New Commitments Unused Commitment Fee shall be paid in Dollars in immediately available funds and shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter.

Each of the parties hereto acknowledges and agrees that (a) notwithstanding anything to the contrary in the Note Agreement, the Company will not sell any Notes to any Purchaser other than pursuant to the Initial Purchaser’s Commitment until the amount of Notes purchased by the Initial Purchaser pursuant to the Initial Purchaser’s Commitment has equaled $50,000,000 in the aggregate for all such purchases (it being understood and agreed that any Commitment of Fortress entered into pursuant to this Notice of Offering shall not constitute an “Initial Purchaser’s Commitment” for purposes of the Note Agreement or this Notice of Offering) and (b) thereafter, all Notes shall be sold by the Company to the Purchasers on a pro rata basis in accordance with their respective unused Commitments.

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You have a right to commit to purchase the Offered Notes in accordance with the Note Agreement and this Notice of Offering. If you would like to exercise this right, please confirm your Commitment and your agreement with the foregoing terms and conditions by executing a copy of this Notice of Offering and returning it to the Company.

NEWSTAR FINANCIAL, INC.

By:
	Name:	John Kirby Bray
	Title:	CFO

[NOTICE OF OFFERING SIGNATURE PAGE]

FORTRESS CREDIT CORP., as Administrative Agent, Initial Purchaser and as a New Purchaser

By:
	Name:	MARC K. FURSTEIN
	Title:	CHIEF OPERATING OFFICER
	Date:	November 4, 2005

[NOTICE OF OFFERING SIGNATURE PAGE]

GOLDMAN SACHS CREDIT PARTNERS L.P., as a New Purchaser

By:
	Name:	William W. Archer
	Title:	Managing Director
	Date:	November 4, 2005

[NOTICE OF OFFERING SIGNATURE PAGE]

GREAT AMERICAN INSURANCE COMPANY, as a New Purchaser

By:
	Name:	Ronald C. Hayes
	Title:	Assistant Vice President
	Date:	November 4, 2005

[NOTICE OF OFFERING SIGNATURE PAGE]

GREAT AMERICAN LIFE INSURANCE COMPANY, as a New Purchaser

By:
	Name:	Mark F. Muething
	Title:	Executive Vice President
	Date:	November 4, 2005

[NOTICE OF OFFERING SIGNATURE PAGE]